Exhibit 10.1

EXECUTION COPY

INCREMENTAL ASSUMPTION AGREEMENT (this “Agreement”), dated as of April 2, 2012, among MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC., a Delaware corporation (“Holdings”), MOMENTIVE PERFORMANCE MATERIALS INC., a Delaware corporation (“Intermediate Holdings”), MOMENTIVE PERFORMANCE MATERIALS USA INC., a Delaware corporation (the “U.S. Borrower”), MOMENTIVE PERFORMANCE MATERIALS GMBH, a company organized under the laws of Germany (the “German Borrower”; the German Borrower and the U.S. Borrower, each a “Borrower”, and, collectively, the “Borrowers”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) under the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 10, 2011, among Holdings, Intermediate Holdings, the Borrowers, the Lenders party thereto from time to time, the Administrative Agent and the arrangers party thereto, as in effect immediately prior to this Agreement (the “Credit Agreement”).

A. Pursuant to the Credit Agreement, the Lenders, the Issuing Banks and the Swingline Lender (such terms and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement (as amended hereby)) have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Pursuant to Section 2.21(a) of the Credit Agreement, the Borrowers have requested that the Incremental Term Lenders (as defined below) provide Incremental Term Loans in the form of Tranche B-3 Term Loans (as defined below) to the German Borrower in an aggregate principal amount of $175,000,000.

C. The Incremental Term Lenders are willing to provide such Incremental Term Loans in the form of Tranche B-3 Term Loans to the German Borrower pursuant to the terms and subject to the conditions set forth herein.

D. Pursuant to Section 2.21(b) of the Credit Agreement, each of the parties thereto agreed that, upon the effectiveness of any Incremental Assumption Agreement, the Credit Agreement shall be amended to the extent necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby, as provided for in Section 9.08(e) of the Credit Agreement. The Administrative Agent, Holdings, Intermediate Holdings, the Borrowers and the Incremental Term Lenders party hereto desire to memorialize the terms of this Agreement by amending, in accordance with Section 9.08(e) of the Credit Agreement, the Credit Agreement as set forth below, such amendment to become effective on the Incremental Effective Date (as defined below).

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Terms defined in the preamble to this Agreement shall have the meanings given to such terms in such preamble. In addition, as used in this Agreement, the following terms have the meanings specified below:

“Incremental Effective Date” shall mean the date on which all the conditions set forth or referred to in Section 5 hereof shall have been satisfied (or waived by each of the Incremental Term Lenders).

“Incremental Term Lenders” shall mean the persons listed on Schedule 1 hereto (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04 of the Credit Agreement), as well as any person that becomes an “Incremental Term Lender” hereunder pursuant to Section 9.04 of the Credit Agreement.

“Reaffirmation Agreement” shall mean a reaffirmation agreement substantially in the form of Exhibit A hereto.

“Tranche B-3 Term Loan Commitment” shall mean, with respect to each Incremental Term Lender, the commitment of such Incremental Term Lender to make a Tranche B-3 Term Loan hereunder on the Incremental Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-3 Term Loan to be made by such Incremental Term Lender hereunder, as set forth on Schedule 1 hereto. The aggregate amount of the Tranche B-3 Term Loan Commitments of all Incremental Term Lenders as of the Incremental Effective Date is $175,000,000.

“Tranche B-3 Term Loans” shall mean the Loans made pursuant to Section 2 of this Agreement.

SECTION 2. Commitment. Subject to the terms and conditions set forth herein, each Incremental Term Lender agrees to make the Tranche B-3 Term Loans to the German Borrower in U.S. Dollars on the Incremental Effective Date in a principal amount not to exceed such Incremental Term Lender’s Tranche B-3 Term Loan Commitment. The funding of the Tranche B-3 Term Loans on the Incremental Effective Date shall be consummated at a closing to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, or at such other place as the Borrowers and the Administrative Agent shall agree upon. Unless previously terminated, the Tranche B-3 Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Incremental Effective Date.

SECTION 3. Amendments to Section 1.01 of Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“April 2012 Incremental Assumption Agreement” means the Incremental Assumption Agreement, dated as of April 2, 2012, among Holdings, Intermediate Holdings, the Borrowers, the Incremental Term Lenders party thereto and the Administrative Agent.

“April 2012 Incremental Effective Date” shall have the meaning assigned to the term “Incremental Effective Date” in Section 1 of the April 2012 Incremental Assumption Agreement.

“April 2012 Reaffirmation Agreement” shall have the meaning assigned to the term “Reaffirmation Agreement” in Section 1 of the April 2012 Incremental Assumption Agreement.

“Tranche B-3 Lender” shall mean a Lender with a Tranche B-3 Term Loan Commitment or an outstanding Tranche B-3 Term Loan.

“Tranche B-3 Term Loan Commitment” shall have the meaning assigned to such term in Section 1 of the April 2012 Incremental Assumption Agreement.

“Tranche B-3 Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(b)(iii).

“Tranche B-3 Term Loans” shall have the meaning assigned to such term in Section 1 of the April 2012 Incremental Assumption Agreement.

(b) The definition of the term “Commitments” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “Tranche B-3 Term Loan Commitment,” immediately following the occurrence of the text “Term B-2 Loan Commitment,” set forth therein.

(c) The definition of the term “Extended Maturity Term B Loans” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding the text “the Tranche B-2B Term Loans” set forth therein and replacing it with the symbol “,” and is hereby further amended by inserting the text “and the Tranche B-3 Term Loans” immediately following the text “the Tranche B-2B Term Loans” set forth therein.

(d) The definition of the term “Incremental Term Facility Lender” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “Facility” in the defined term “Incremental Term Facility Lender”, and the reference to “Incremental Term Facility Lender” in the definition of “Term Facility Lender” in Section 1.01 of the Credit Agreement shall be replaced with a reference to “Incremental Term Lender”.

(e) The definition of the term “Incremental Term Loan Installment Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “Section 2.10(b)(iii)” therein with a reference to “Section 2.10(b)(iv)”.

(f) The definition of the term “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “the April 2012 Incremental Assumption Agreement, the April 2012 Reaffirmation Agreement,” immediately following the text “the Amendment Agreement,” set forth therein.

(g) The definition of the term “Term B Facility” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced by the following text:

“Term B Facility” shall mean the Tranche B-1 Term Loan Commitments, Tranche B-2 Term Loan Commitments and Tranche B-3 Term Loan Commitment, and the Tranche B-1A Term Loans, Tranche B-1B Term Loans, Tranche B-2A Term Loans, Tranche B-2B Term Loans and Tranche B-3 Term Loans hereunder.

(h) The definition of the term “Term B Loan Installment Date” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “or” immediately preceding the text “Tranche B-2 Term Loan Installment Date” set forth therein and replacing it with the symbol “,” and is hereby further amended by inserting the text “or Tranche B-3 Term Loan Installment Date” immediately following the text “Tranche B-2 Term Loan Installment Date” set forth therein.

(i) The definition of the term “Term B Loans” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced by the following text:

“Term B Loans” shall mean the Tranche B-1A Term Loans, the Tranche B-1B Term Loans, the Tranche B-2A Term Loans, the Tranche B-2B Term Loans, the Tranche B-3 Term Loans and any Incremental Term Loans in the form of Tranche B-1A Term Loans, Tranche B-1B Term Loans, Tranche B-2A Term Loans, Tranche B-2B Term Loans or Tranche B-3 Term Loans made by Incremental Term Lenders pursuant to Section 2.01(d).

(j) The definition of the term “Term Loan Commitments” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “Tranche B-3 Term Loan Commitment” immediately following the text “, Tranche B-2 Term Loan Commitments” set forth therein.

(k) The definition of the term “Tranche” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “(v) the Tranche B-3 Term Loans and the related Tranche B-3 Term Loan Commitment,” immediately following the text “(iv) the Tranche B-2B Term Loans and the related Tranche B-2 Term Loan Commitments,” set forth therein and renumbering clauses (v) and (vi) set forth therein as clauses (vi) and (vii), respectively.

SECTION 4. Amendment to Section 2.10 of Credit Agreement. Clause (iii) contained in Section 2.10(b) of the Credit Agreement is hereby renumbered as clause (iv), and a new clause (iii) is hereby added to Section 2.10(b) of the Credit Agreement, to read as follows:

“(iii) the German Borrower shall repay Borrowings of Tranche B-3 Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a “Tranche B-3 Term Loan Installment Date”) (if any such date is not a Business Day, then the applicable Tranche B-3 Term Loan Installment Date shall be deemed to be the immediately preceding Business Day):

Date	Amount of Tranche B-3 Term Loans to Be Repaid
June 30, 2012	$437,500
September 30, 2012	$437,500
December 31, 2012	$437,500
March 31, 2013	$437,500
June 30, 2013	$437,500
September 30, 2013	$437,500
December 31, 2013	$437,500
March 31, 2014	$437,500
June 30, 2014	$437,500
September 30, 2014	$437,500
December 31, 2014	$437,500
March 31, 2015	$437,500
Extended Term B Facility Maturity Date	$169,750,000 or remainder”

SECTION 5. Conditions to Effectiveness and Funding. The obligations of the Incremental Term Lenders to make the Tranche B-3 Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Administrative Agent shall have received (i) from the German Borrower, at or prior to the time required by Section 2.03 of the Credit Agreement, a Borrowing Request with respect to the Borrowing of the Tranche B-3 Term Loans that complies with the requirements of Section 2.03 of the Credit Agreement, and (ii) from Holdings, Intermediate Holdings, the Borrowers and the Incremental Term Lenders party hereto, either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received, on behalf of itself and the Incremental Term Lenders, on the Incremental Effective Date, a written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for Holdings, Intermediate Holdings and the Borrowers (the “U.S. Counsel”), in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (ii) local foreign counsel specified on Schedule 2 hereto, in each case (a) dated the Incremental Effective Date, (b) addressed to the Administrative Agent, the Lenders and each Issuing Bank on the Incremental Effective Date and (c) in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such other matters relating to the

Loan Documents and this Agreement as the Administrative Agent shall reasonably request, and each of Holdings, Intermediate Holdings and each Borrower hereby instructs its counsel to deliver such opinions.

(c) The Administrative Agent shall have received in the case of each Domestic Loan Party each of the items referred to in clauses (i) and (ii) below:

(i) a certificate as to the good standing of each such Domestic Loan Party as of a recent date from the Secretary of State (or other similar official) of the jurisdiction of its organization;

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of such Domestic Loan Party, or other person duly authorized by such Domestic Loan Party, dated as of the Incremental Effective Date and certifying:

(A) that the certificate or articles of incorporation, the articles of association or the certificate of formation, as applicable, has not been amended, rescinded, revoked or otherwise modified since the date of the Credit Agreement and are in full force and effect on the Incremental Effective Date;

(B) that the by-laws or limited liability company agreement of such Domestic Loan Party has not been amended, rescinded or otherwise modified since the date of the Credit Agreement and are in full force and effect on the Incremental Effective Date;

(C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or sole member, as applicable, of such Domestic Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Incremental Effective Date;

(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Domestic Loan Party; and

(E) as to the absence of any pending proceeding for the dissolution or liquidation of such Domestic Loan Party or, to the knowledge of such person, threatening the continued existence of such Domestic Loan Party.

(d) On the Incremental Effective Date, (i) the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall be satisfied, (ii) the Senior Secured Leverage Ratio shall be, on a Pro Forma Basis after giving effect to the

Tranche B-3 Term Loan Commitment and the Tranche B-3 Term Loans and the application of the proceeds therefrom as if made and applied on such date, not greater than 3.75 to 1.00, and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers, dated as of the Incremental Effective Date, certifying compliance with the conditions set forth in clauses (i) and (ii) of this paragraph (d).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Incremental Effective Date pursuant to the fee arrangements previously mutually agreed between the Borrowers and lead arrangers.

(f) Substantially concurrently with the funding of the Tranche B-3 Term Loans, the Tranche B-1A Term Loans and Tranche B-2A Term Loans (other than the Converted Loans (as defined below)) shall be repaid in full.

(g) The Reaffirmation Agreement shall have been executed and delivered by each party thereto.

SECTION 6. Representations and Warranties. Each of Holdings, Intermediate Holdings and the Borrowers represents and warrants to the Administrative Agent and to each of the Incremental Term Lenders that:

(a) Each of this Agreement and the Reaffirmation Agreement has been duly authorized, executed and delivered by each Loan Party that is party hereto or thereto and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b) The execution, delivery and performance by each of the Loan Parties of each of this Agreement and the Reaffirmation Agreement to which it is a party, and the borrowings contemplated hereby, will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of any such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 6(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than Permitted Liens.

(c) The representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Incremental Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) Immediately prior to and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

SECTION 7. Certain Consequences of Effectiveness. (a) On the Incremental Effective Date, those Incremental Term Lenders who are already a Tranche B-1A Term Lender or Tranche B-2A Term Lender, as applicable, under the Credit Agreement as of the Incremental Effective Date and who have prior to the Incremental Effective Date notified the Administrative Agent of their election to cashless roll their Tranche B-1A Term Loans or Tranche B-2A Term Loans, as applicable, into Tranche B-3 Term Loans (collectively, the “Cashless Roll Lenders”), shall (i) have all or a portion of their Tranche B-1A Term Loans converted to Tranche B-3 Term Loans on a dollar-for-dollar basis and/or (ii) have the face amount of all or a portion of their Tranche B-2A Term Loans converted to a face amount of Tranche B-3 Term Loans that is a Dollar equivalent of the face amount of all or such portion of their Tranche B-2A Term Loans as of the Incremental Effective Date, as calculated by the Administrative Agent and as reasonably acceptable to the Borrowers (such converted Loans referred to in sub-clauses (i) and (ii) immediately above, collectively, the “Converted Loans”). The aggregate principal amount of Tranche B-1A Term Loans or Tranche B-2A Term Loans, as applicable, of a Cashless Roll Lender shall be decreased by the aggregate principal amount of the Converted Loans of such Lender.

(b) On the Incremental Effective Date, each Incremental Term Lender agrees to make a Tranche B-3 Term Loan in Dollars to the German Borrower in an aggregate principal amount equal to such Lender’s Tranche B-3 Term Loan Commitment.

SECTION 8. Post-Closing Covenants. Within ninety (90) days after the Effective Date, unless waived or extended by the Administrative Agent in its reasonable discretion, the Borrowers shall, or shall cause the applicable Loan Party to, deliver any reaffirmation agreements, amendments to Security Documents or other agreements in each case that the Administrative Agent, in consultation with its counsel, reasonably determines are necessary to ensure the continuation of any guarantee and the continuation and perfection of any Lien, in each case, provided for under the Loan Documents in each case in a form substantially similar to those delivered previously under the Credit Agreement. Such agreements shall be delivered together with a written opinion of U.S. Counsel and local foreign counsel specified on Schedule 3 hereto, as applicable, and in each case be in form substantially similar to those delivered under Section 5(b) hereto.

SECTION 9. Amendments; Counterparts. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, Intermediate Holdings, the Borrowers, the Administrative Agent and the Incremental Term Lenders (and, after the Incremental Effective Date, any requisite Lenders required under Section 9.08 of the Credit Agreement). This Agreement may be executed in several counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. Credit Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Issuing Banks, the Borrowers or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date this Agreement becomes effective, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Agreement shall constitute an “Incremental Assumption Agreement”, the Incremental Term Lenders shall constitute “Lenders”, this Agreement and the Reaffirmation Agreement shall constitute “Loan Documents”, the Tranche B-3 Term Loans shall constitute “Incremental Term Loans” and “Term Loans”, and the Tranche B-3 Term Loan Commitments shall constitute “Incremental Term Loan Commitments”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 11. No Novation. This Agreement shall not extinguish the Loans outstanding under the Credit Agreement, and nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Credit Agreement, which shall remain outstanding after the Incremental Effective Date. Notwithstanding any provision of this Agreement, the provisions of Sections 2.15, 2.16, 2.17 and 9.05 of the Credit Agreement as in effect immediately prior to the Incremental Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Incremental Effective Date.

SECTION 12. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 13. APPLICABLE LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 14. Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP), to the extent required by Section 9.05 of the Credit Agreement.

SECTION 15. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

SECTION 16. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Assumption Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.,

By:	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS INC.,

By:	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS USA INC.,

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Incremental Assumption Agreement]

MOMENTIVE PERFORMANCE MATERIALS GMBH,

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Incremental Assumption Agreement]

J.P. MORGAN CHASE BANK, N.A., as Administrative Agent and as an Incremental Term Lender

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Incremental Assumption Agreement]

Ballantyne Funding LLC, as an Incremental Term Lender

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Incremental Assumption Agreement]

Beach Point Loan Master Fund, LP

By:	Beach Point Capital Management LP
As Investment Manager

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Incremental Assumption Agreement]

Grayson & Co. By: Boston Management and Research As Investment Advisor
as an Incremental Term Lender

By:	/s/ Authorized Signatory

Name:
Title:

[Signature Page to Incremental Assumption Agreement]

Plymouth Rock CLO, Ltd.
as an Incremental Term Lender

By:	PineBridge Investments, LLC
as Collateral Manager

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Incremental Assumption Agreement]

Virginia Retirement System,

By:	Beach Point Capital Management LP
As an Investment Advisor

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Incremental Assumption Agreement]

SCHEDULE 1

Tranche B-3 Term Loan Commitments

Name of Lender	Tranche B-3 Term Loan Commitments
JPMorgan Chase Bank, N.A.	$143,274,358.87
Grayson & Co	$13,125,212.98	*
Virginia Retirement System	$7,235,581.10	*
Plymouth Rock CLO, Ltd.	$6,646,819.91	*
Beach Point Loan Master Fund, LP	$2,764,418.90	*
Ballantyne Funding LLC	$1,953,608.24	*
Total	$175,000,000.00

*	Converted Loans.

SCHEDULE 2

Local Counsel–Legal Opinions to be Delivered on Incremental Effective Date

Baker & McKenzie LLP (Ontario counsel for Holdings, Intermediate Holdings and the Borrowers)

Ashurst (Japanese counsel for Holdings, Intermediate Holdings and the Borrowers)

Clifford Chance (Dutch counsel for the Administrative Agent and Lenders)

O’Melveny & Myers LLP (Hong Kong counsel for Holdings, Intermediate Holdings and the Borrowers)

SCHEDULE 3

Local Counsel–Legal Opinions to be Delivered after Incremental Effective Date

Ashurst (German counsel for Holdings, Intermediate Holdings and the Borrowers)

Clifford Chance (German counsel for the Administrative Agent and Lenders)

Clifford Chance (Singapore counsel for the Administrative Agent and Lenders)

Bär and Karrer SA (Swiss counsel for Holdings, Intermediate Holdings and the Borrowers)

Field LLP (Alberta counsel for Holdings, Intermediate Holdings and the Borrowers)